SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C.  20549


                                   ------------------


                                        FORM 8-K


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES EXCHANGE ACT OF 1934



Date of report (date of earliest event reported):  March 2, 1998
                                                        (February 13, 1998)

                           Glen Burnie Bancorp
----------------------------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


            Maryland                   33-62278              52-1782444
----------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission            (IRS Employer
      of Incorporation               File Number)          Identification No.)


  101 S. Crain Highway, S.E., Glen Burnie, Maryland          21061
----------------------------------------------------------------------------
(Address of Principal Executive Offices)                  (Zip Code)


                              (410) 766-3300
----------------------------------------------------------------------------
                      Registrant's Telephone Number
                           Including Area Code


                                   N/A
----------------------------------------------------------------------------
       Former Name or Former Address, if Changed Since Last Report





                        Exhibit Index is on Page 9




ITEM 5.  OTHER EVENTS.

            On February 13, 1998, the Board of Directors of Glen Burnie Bancorp (the "Company") declared a dividend distribution of one Right for each outstanding share of Company Common Stock to stockholders of record at the close of business on February 13, 1998. Each Right entitles the registered holder to purchase from the Company one share of Common Stock on the date of exercise, at a Purchase Price of $100, subject to adjustment. The terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The Bank of Glen Burnie, as Rights Agent.

            Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person (other than an Exempt Person) or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 10% or more of such outstanding shares of Common Stock.

            Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after February 13, 1998 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

            The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 13, 2008, unless earlier redeemed by the Company as described below.

            As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

            In the event that at any time following the Rights Dividend Declaration Date, a Person (other than an Exempt Person) becomes the beneficial owner of 10% or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which at least a majority of the Continuing Outside Directors determined to be fair to and otherwise in the best interests of the Company and its stockholders) each holder of a Right (other than Rights held by the party triggering the Rights and certain transferees which are voided) will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company, subject to certain limitations) having a value equal to two times the exercise price of the Right. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

            For example, at an exercise price of $100 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200 worth of Common Stock (or other consideration, as noted above) for $100. Assuming that the Common Stock had a per share value of $30 at such time, the holder of each valid Right would be entitled to purchase 6.67 shares of Common Stock for $100.

            The Board may, at its option, at any time after a person becomes an Acquiring Person, exchange all or part of the outstanding Rights (other than Rights owned by an Acquiring Person, its affiliates, associates or transferees, which will become void) for shares of Common Stock at an exchange ratio of 1.5 shares of Common Stock per Right.

            In the event that, at any time following the date that any Person becomes an Acquiring Person, (i) the Company engages in certain mergers or other business combination transactions or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

            The Purchase Price payable, and the number of shares of Common Stock (or the number and kind of other securities or property, as the case may be) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or
(iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

            No adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of Common Stock and in lieu thereof an adjustment in cash will be made. For fractional shares of Common Stock, the adjustment will be based on the market price of the Common Stock on the last trading date prior to the date of exercise.

            In general, the Company may redeem the Rights in whole, but not in part, at any time until ten days following the Stock Acquisition Date, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Outside Directors. Immediately upon the action of the Board of Directors ordering redemption of the Rights with, where required, the concurrence of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price.

            The term "Continuing Outside Directors" means (i) members of the Board of Directors who are not Acquiring Persons, or affiliates, associates or representatives of an Acquiring Person, and who are not officers of the Company or any of its subsidiaries, and were members of the Board of Directors prior to the date of the Rights Agreement or (ii) Persons who subsequently became members of the Board of Directors, who are not Acquiring Persons or the affiliates, associates or representatives of an Acquiring Person and who are not officers of the Company or any of its subsidiaries, if such Persons' nominations for election or election to the Board of Directors are recommended or approved by a majority of the Continuing Outside Directors.

            The term "Exempt Person" includes any Person who (i) as of the date of the Rights Agreement, beneficially owns 10% or more of the outstanding shares of Common Stock of the Company and who at no time after the date of the Rights Agreement becomes the beneficial owner of 20% or more of shares of Common Stock of the Company and (ii) upon the request of the Company made in accordance with the requirements of the Plan, delivers to the Company a written commitment agreeing to vote all shares of Common Stock owned by such Person in excess of 10% of the outstanding shares of Common Stock, at the election of such Person, either (A) in accordance with the recommendation of the Board of Directors or (B) in the same proportion as the votes cast by all other stockholders, in either case with respect to matters which under the Company's Articles of Incorporation require the affirmative vote of the holders of not less than 80% of the shares of the Company's outstanding Common Stock.

            Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

            The Rights Agreement may be amended in certain instances so long as there are Continuing Outside Directors and a majority of such Continuing Outside Directors votes in favor of the proposed amendment. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, to make changes which do not adversely affect the interest of holders of Rights (excluding the interest of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

            The Rights Agreement, dated as of February 13, 1998, between the Company and The Bank of Glen Burnie, as Rights Agent, specifying the terms of the Rights and the press release announcing the declaration of the Rights are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


  4 Rights Agreement, dated as of February 13, 1998, between Glen Burnie Bancorp and The Bank of Glen Burnie, as Rights Agent, including the form of Rights Certificate as Exhibit A, the form of Undertaking as Exhibit B and the Summary of Rights to Purchase Common Stock as Exhibit C.

  20        Press Release of the Company dated February
            17, 1998.



                                SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                    Glen Burnie Bancorp


Date:  March 2, 1998                By: /s/ F. William Kuethe, Jr.
                                       ---------------------------
                                       Name: F. William Kuethe, Jr.
                                       Title: President and Chief
                                                 Executive Officer



                              EXHIBIT INDEX


Exhibit              Description



4             Rights Agreement, dated as of February 13,
              1998, between Glen Burnie Bancorp and The
              Bank of Glen Burnie, as Rights Agent,
              including the form of Rights Certificate as Exhibit A, the form of Undertaking as Exhibit B and the Summary of Rights to Purchase Common Stock as Exhibit C.

20            Press Release of the Company dated February
              17, 1998.